EXHIBIT

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                                   OPINION OF

                            FRANCES KATZ LEVINE, ESQ.














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                               LEVINE AND RAPFOGEL
                                ATTORNEYS AT LAW
                                 621 CLOVE ROAD
                          STATEN ISLAND, NEW YORK 10310

  Telephone                                                         Telefax
(718) 981-8485                                                    (718) 447-1153



                                                        December 21, 1999
The Tirex Corporation
3828 St. Patrick
Montreal, PQ
Canada H4E 1A4

Ladies and Gentlemen:

         You have requested my opinion as special counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of an aggregate of up to six hundred eighty two thousand, four hundred two (682,402) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issuable upon the exercise of options granted pursuant to the retainer agreement (the "Retainer Agreement") dated September 21, 1999 between the Company and Levine & Rapfogel.

         I have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about December 21, 1999 (the "Registration Statement"), the Retainer Agreement, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is my opinion, and I so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Frances Katz Levine
                                                        ------------------------
                                                        Frances Katz Levine


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